                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                JURISDICTION OF
         NAME                                                    INCORPORATION
         ----                                                   ---------------
      European Geographic Technologies B.V..................... The Netherlands
      Navigation Technologies North America, Inc. ............. Delaware